Exhibit 5.1

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, FL 33410

June 5, 2026

Zapata Quantum, Inc.

6 Liberty Square, #2488

Boston, MA 02109

Attention: Sumit Kapur

Chief Executive Officer

Re:	Zapata Quantum, Inc. Resale Registration Statement on Form S-1

Dear Mr. Kapur:

You have requested our opinion with respect to certain matters in connection with the filing by Zapata Quantum, Inc., a Delaware corporation (the “Company”) of a Registration Statement on Form S-1 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the offer and resale from time to time by the Selling Stockholders included in the Registration Statement of up to 56,816,391 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which may be issued or are issuable as follows: (i) up to 4,892,000 shares of Common Stock issuable pursuant to the Company’s Series C Convertible Preferred Stock (the “Series C”) which were issued to various vendors and creditors in satisfaction of certain obligations of the Company in 2025, (ii) 34,160,786 shares of Common Stock issuable upon the conversion of Series D Convertible Preferred Stock (the “Series D”), and (iii) 17,763,605 Shares issuable upon the exercise of warrants issued in 2026 (the “Warrants,” and all securities referred to in (i) through (iii) above, collectively, the “Securities”).

In connection with this opinion, we have examined such documents and such matters of fact and law as we have deemed necessary as a basis for this opinion, including, but not limited to, (i) the Registration Statement; (ii) the Series C Certificate of Designations; (ii) the Series D Certificate of Designations, (iii) the form of Warrants; (iv) the Company’s Certificate of Incorporation, as amended; (v) the Company’s Bylaws; (vi) Securities Purchase Agreements, Conversion Agreements, Consents and such other agreements and instruments entered into by and between the Company and the holders of the Securities and Shares and pursuant to which they were issued or are issuable, as applicable, and (vii) certain resolutions of the Board of Directors of the Company. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement, (ii) with respect to all Shares issuable upon conversion or exercise of the Securities, such Shares are issued in accordance with the terms thereof, including in the case of cash exercise or Warrants, the payment of the exercise price therefor and in the case of conversions of Series C or Series D and cashless exercise of any Warrants, exchange of such Securities for the Shares pursuant thereto, and (iii) with respect to all Shares issuable upon conversion or exercise of the Securities, any such conversion or exercise is otherwise made in accordance with the terms of the applicable Securities.

Based on the foregoing, we are of the opinion that the Shares, including such Shares underlying the Securities as and when issued in accordance with the terms of the Securities, as applicable, and for the consideration set forth therein, as applicable, have been validly authorized for issuance and, as and when delivered by the Company in the manner described in the Registration Statement and in accordance with the terms of the applicable Securities, including in the case of the Warrants the payment of the applicable exercise price therefor, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”), as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

This opinion is being furnished to you for submission to the SEC as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the SEC on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Nason, Yeager, Gerson, Harris & Fumero, P.A.
Nason, Yeager, Gerson, Harris & Fumero, P.A.

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